UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2005

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 28, 2005, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Cisco Systems, Inc. (the “Company”) awarded mid-year advances of year end incentive payments to the following named executive officers of the Company under the Company’s Fiscal Year 2005 Professional and Leadership Development Plan (the “PLI Plan”) in the following amounts: Richard J. Justice, Senior Vice President, Worldwide Field Operations, $120,000; Mario Mazzola, Senior Vice President, Chief Development Officer, $134,136; Dennis D. Powell, Senior Vice President and Chief Financial Officer, $120,000; and Randy Pond, Senior Vice President, Operations, Systems and Processes, $120,000. The Company’s fifth named executive officer, CEO John T. Chambers, did not receive a mid-year advance because he does not participate in the PLI Plan and his incentive payment, if any, is determined by the Committee at the end of the fiscal year.

The awards were made upon the Committee’s determination that the Company satisfied its mid-year revenue and profit before interest and tax targets for payment of mid-year advances under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: March 4, 2005	By:	/s/ Dennis D. Powell
	Name:	Dennis D. Powell
	Title:	Senior Vice President and Chief Financial Officer